Project Order #1

Statement of Work #1.7

Submitted by

Extranome, Inc.
253 Warren Avenue
Fort Lee, NJ 07024
Phone: 201 969-1651
Fax: 201 969-1651

May 1, 2009

Baeta Corp – Project Order #1 Statement Of Work

Table of Contents

1	Statement of Work	3
2	Scope of work	3
3	Expectations from Vendor	4
4	Expectations from Client	4
5	Intellectual Property	5
6	Change Management	5
7	Plan and Schedule	5
8	Pricing	5
9	Terms and Conditions	6
10	Support Files

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

1	Statement of Work

This Statement of Work for Project Order #1 (“Project Order #1”) is made and entered into as of this 1st day of November 2008 (the “Effective Date”), by and between Extranome Inc. (hereinafter referred to as "Vendor"), and Baeta Corp, (hereinafter referred to as “Client”) (collectively, the “Parties”). This Project Order #1 is governed by the terms and conditions set forth herein and in the Agreement # soft.2/11012008 from November 1, 2008.  In the event of a conflict between the Agreement # soft.2/11012008 from November 1, 2008 and this Project Order #1, the terms and conditions of this Project Order #1 shall prevail.

2	Scope of work

1.
The scope of work is defined in the separate Software Requirements Specifications (SRS), technical part defined as part of design documentation (DD) and all time lines and milestones are defined by LOE and Project Plans per agreed scope of work.

Volume of works in May 2009:

MySymtomsAway

Bug fixing and enhancements implementation:
• 1718 [SEC] Make Weekly and Monthly Telemetric View reports clickable
• 1722 [SEC] Inaccurate User registration statistics
• 1723 [SEC] JspException occurs on /activateAccount.do action
• 1726 [SEC] Correct instructions text for the practitioner census page
• 1729 [SEC] MPA login screen appears under Portal but portal user is logged-in
• 1761 [SEC] Print reports on the Web issues
• 1762 [SEC] Report buttons do not synchronize their state
• 1767 [SEC] Allow input the arbitrary comments for pain events
• 1768 [SEC] Append pain events' comments into printable report
• 1770 [SEC] Replace occurrence of MyPainAway within MySymptomsAway products with product specific names
• 1779 [SEC] Web Application. Make Telemetric View sub-report for Weekly and Monthly Preview reports clickable
• 1780 [SEC] Standalone Windows Application. Make Telemetric View sub-report for Weekly and Monthly Preview reports clickable
• 1782 [SEC] Pain events tool tip windows are clipped if they are positioned near the browser's boundaries.
• 1795 [SEC] Allow input arbitrary comments for pain episodes on MyPainAway Daily Telemetric View report
• Build and deploy following releases of Web Application to QA environment: 1.3.5, 1.3.6, 1.3.7
• Build and upload following releases of SWA and SMA to QA environment: 1.3.6.4, 1.3.6.5, 1.3.6.6

Baeta Marketing Pages Repository

Bug fixing

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

MyHealthID

Implement as client of Baeta Marketing Pages Repository to obtain marketing resources from database driven repository. Performing development testing and deployment to QA.

3	Expectations from Vendor

1.	All Vendor personnel will be provided with a computer having a configuration adequate to perform their respective tasks.

2.	Vendor will furnish weekly status reports. These reports will be based on the tasks assigned to and performed by them.

3.
Vendor will bring to the notice of Client any issue, technical or otherwise that may be a potential risk to the task to be performed and will keep Client informed of the remediation steps taken to mitigate such risks.

4.	Vendor’s team will interact closely with the Client at all stages of the Project.

5.	Vendor will recommend changes to the environment, including the use of newer releases of the system and framework software, if it can justify that such changes will result in a better end product.

6.	Vendor will ensure that the work they do can be verified and audited.

7.	Vendor will provide all required environment for the work and support by IT&S team for smooth development as needed unless dedicated resources required.

4	Expectations from Client

1.	Client will determine the prioritization of the tasks to be performed.

2.	Client will provide all assistance required in the understanding of the scope during the entire length of the Project.

3.
Client will cover, after mutual agreement, all costs for specific software, systems, machines, technologies and licenses which are not part of standard development tools and technologies and specific to Baeta Corp. work.

4.	Client will cover all travel related expenses and travel allowance at actual costs if this is required and approved by Baeta Corp.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

5	Intellectual Property

Intellectual Property of all work undertaken on behalf of Client shall vest with Baeta Corp.

6	Change Management

Once a design document has been approved by Client, all changes in the scope of work will have to be approved by both parties after due consideration to the impact that it may have on the schedule and effort. Such changes may result in the financial considerations for the Project to be revised.

7	Plan and Schedule

The plan for developing of the application as stated in the section Scope of Work is as follows:

1.	Extranome, Inc. will have assigned software engineers and designers for the projects personnel at their own premises.

2.	All work will be performed based on separate Software Requirements Specifications and Project Plans.

8	Pricing

The statement of work performs as time and materials (T&M) agreement with initial team of:

•	1 Project Manager

•	1 Technical Lead / Senior Software Developer

•	1 Graphic Designer

•	2 Software Engineers

The cost of initial team is $30,000 per month. The costs covers costs of labor, base work environment and license costs. All specific to the project licenses, machines, parts or equipment are additional to this cost.

Any additional resources are subject to a separate agreement or $50 per hour with prior agreement by the Client.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

9	Terms and Conditions

The work is based on 40 hours week, 12 months a year excluding official holidays and vacations, from 9:00am EST to 5:00pm EST schedule. All vacation and holidays will be communicated to the Client in advance and if this is required - Vendor will provide adequate replacement during the member(s) leave of absence.

/s/ Dr. Alexander Gak	/s/ Dr. Alexander Gak

By: /s/	By: /s/

Baeta Corp.	Extranome, Inc

Alexander Gak	Alexander Gak
Baeta Corp.	Extranome, Inc.
253 Warren Av	253 Warren Av
Fort Lee, NJ 07024	Fort Lee, NJ 07024
Phone: 201.471.0988	Phone: 201.969.1651

Extranime, Inc Proprietary – Confidential